                                                                    EXHIBIT 10.2

                                STEREOTAXIS, INC
                            2002 STOCK INCENTIVE PLAN

1.       OBJECTIVES.

The Stereotaxis, Inc. 2002 Stock Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.       DEFINITIONS.

(a) "Awards" -- The grant of any form of stock option, performance share award, or restricted stock award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

(b) "Award Agreement" -- An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

(c)      "Board" -- The Board of Directors of the Company.

(d) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" -- The committee designated by the Board to administer the Plan and chosen from those of its members, or, in the absence of any such Committee, the Board.

(f)      "Company" -- Stereotaxis, Inc., a Delaware corporation.

(g) "Fair Market Value" -- The last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the "NYSE") or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the

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Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

(g) "Fiscal Year" -- The fiscal year of the Company, as the same may be changed from time to time.

(h) "Incentive Stock Option " -- A stock option intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

(i) "Nonqualified Stock Option" -- A stock option which is not an Incentive Stock Option.

(j) "Participant" -- An individual to whom an Award has been made under the Plan. Awards may be made to employees of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as individuals providing services to the Company; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its subsidiaries (including subsidiaries of subsidiaries).

(k) "Performance Period"--A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in Section 5(e) shall be measured pursuant to the grant of Awards (whether such Awards take the form of stock options, performance share awards, long term cash incentives or stock ownership incentive awards). Performance Periods may overlap one another.

(l) "Shares" or "Stock" -- Authorized and issued or unissued shares of common stock of the Company.

3.       STOCK AVAILABLE FOR AWARDS.

Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 2,000,000, plus up to 4,895,480 shares available under the Stereotaxis, Inc. 1994 Stock Option Plan. Shares of Stock may be made available from the authorized but unissued shares of the Company, from shares held in the Company's treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with
Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to the Company in connection with the exercise of stock options, or withheld by the Company for the payment of tax withholding on any Award, shall also be available for future issuance under Awards; provided, however, that not more than 6,895,480 shares may be used for the grant of Incentive Stock Options. In addition, on January

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1, 2003 and on each January 1 thereafter through January 1, 2007 there shall be added to the authorized shares allocated to the Plan the lesser of (i) 3.25%of the total outstanding shares as of each such date, or (ii) 3.000,000 shares which may be used for the grant of Awards

4.       ADMINISTRATION.

The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to, in good faith, rely upon any report or other information furnished to that member by any officer or other associate of the Company, any subsidiary, the Company's certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

5.       AWARDS.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may include but are not limited to those listed in this
Section 5. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.

(a) Stock Option -- A stock option is a grant of a right to purchase a specified number of shares of Stock at a stated price. The exercise price of Incentive Stock Options shall be not less than 100% of Fair Market Value on the date of grant and the exercise price of Nonqualified Stock Options shall be not less than 85% of Fair Market Value on the date of grant. No individual may be granted options to purchase more than 1,000,000 shares during any Fiscal Year.

(b) Performance Share Award--A performance share award is an Award denominated in units of stock. Performance share awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods.

(c) Restricted Stock Award -- A restricted stock award is an Award of Stock which will vest if performance or other goals are achieved over specified Performance Periods.

(d) Performance Criteria under section 162(m) of the Code for Performance Share Awards, and Restricted Stock Awards -- The performance criteria for performance share awards and restricted stock awards made to any "covered employee" (as defined by section 162(m) of the

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Code) and which are intended to qualify as performance-based compensation under section 162(m)(C) thereof, shall consist of objective tests based on one or more of the following: the Company's earnings per share growth; earnings; earnings per share; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance.

(e) Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code. No payments are to be made to a Participant if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a performance share award, or a restricted stock.

6.       PAYMENT OF AWARDS.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

7.       STOCK OPTION EXERCISE.

The price at which shares of Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee may determine other acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a stock option as it deems appropriate. In addition, the optionee may effect a "cashless exercise" of a stock option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise in accordance with the rules and procedures adopted by the Committee.

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8.       TAX WITHHOLDING.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares of stock under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

9.       TRANSFERABILITY.

No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (a) by law, will or the laws of descent and distribution, (b) as a result of the disability of a Participant or (c) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards (other than Incentive Stock Options) by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee.

10.      AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THE PLAN.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Unless otherwise required by law, no such amendment shall require the approval of stockholders.

11.      TERMINATION OF EMPLOYMENT.

If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement.

12.      ADJUSTMENTS.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant set forth in Section 5, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards, In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and

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

conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be increased to reflect such substitution or assumption.

13.      MISCELLANEOUS.

(a) Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of the Company in writing, and shall become effective when it is received.

(b) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

(c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to stockholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

(e) The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(f) The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder, and the Committee's determinations shall be binding and conclusive.

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Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

(g) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(h) The Plan was adopted by the Board on March 25, 2002 subject to approval of the stockholders of the Company within 12 months of the date it was adopted. Awards may be granted prior to such approval, but no such Award may be exercised, vested or settled prior to such approval, and if such approval is not obtained, any such Award shall be void ab initio and of no force or effect. If such approval is obtained, no further awards shall be granted under the Stereotaxis, Inc. 1994 Stock Option Plan

(i) Subject to earlier termination pursuant to Section 10, the Plan will terminate on March 25, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.

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

                        INCENTIVE STOCK OPTION AGREEMENT
                                      UNDER
                                STEREOTAXIS, INC.
                            2002 STOCK INCENTIVE PLAN

         THIS AGREEMENT, made this _ day of________________ , 20_, by and between Stereotaxis, Inc. (the "Company"), and __________________("Optionee");

         WITNESSETH THAT:

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") has adopted the Stereotaxis, Inc. 2002 Stock Incentive Plan (the "Plan") pursuant to which options covering an aggregate of____________shares of the common stock of the Company may be granted to employees of the Company and its subsidiaries and certain other individuals; and

         WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock under the terms of the Plan;

         NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

         1. GRANT SUBJECT TO PLAN. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

         2. GRANT AND TERMS OF OPTION. Pursuant to action of the Committee, which action was taken on________________, 200_ ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of____________(_________) shares of the common stock of the Company, for a period of ten (10) years from the Date of Grant, at the purchase price of $_______per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased prior to the first anniversary of the Date of Grant; that at any time during the term of this option on or after the first anniversary of the Date of Grant, Optionee may purchase up to 25% of the total number of shares to which this option relates; that as of the first day of each calendar month after the first anniversary of the Date of Grant during the term of this option, Optionee may purchase up to an additional 2.0833% of the total number of shares to which this option relates; so on the fourth anniversary of the Date of Grant during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) and if Optionee's employment is terminated in contemplation of, or within one (1) year after, the Change of Control, Optionee may purchase 100% of the total number of shares to which this option relates. However, in no event may this option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant. The purchase price of the shares subject to the option may be paid for (i) in cash,
(ii) in the discretion of the

Committee, by tender of shares of Common Stock already owned by Optionee, or
(iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii). In addition, Optionee may effect a "cashless exercise" of this option in which the option shares are sold through a broker and a portion of the proceeds to cover the exercise price is paid to the Company, or otherwise, all in accordance with the rules and procedures adopted by the Committee. Provided, however, that no shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted. For the purposes of this Agreement, a Change of Control means:

                  a. The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

                  b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

                  c. The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         3. ANTI-DILUTION PROVISIONS. In the event that, during the term of this Agreement, there is any change in the number or kind of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups,

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

combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

         4. INVESTMENT PURPOSE. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

         5. NON-TRANSFERABILITY. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

         6. TERMINATION OF EMPLOYMENT. Optionee must exercise the option prior to his termination of employment, except that if the employment of Optionee terminates without Cause (as hereinafter defined) Optionee may exercise this option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within thirty (30) days after such termination, but not after ten (10) years from the Date of Grant. For this purpose, "Cause" shall mean Optionee's fraud or willful misconduct as determined by the Committee. If Optionee terminates employment on account of disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment but not after ten (10) years from the Date of Grant. For this purpose Optionee shall be deemed to be disabled if he is permanently and

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

totally disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended ("Code"), which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall be considered disabled only if he furnishes such proof of disability as the Committee may require. The option hereby granted shall not be affected by any change of employment so long as Optionee continues to be an employee of the Company or a subsidiary thereof. Nothing herein shall confer on Optionee the right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his employment at any time.

         7. DEATH OF OPTIONEE. In the event of the death of Optionee during the term of this Agreement and while he is employed by the Company (or a subsidiary), or within thirty (30) days after the termination of his employment (or one (1) year in the case of the termination of employment if Optionee is disabled as determined under paragraph 6, above), this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the date hereof, and only if and to the extent that he was entitled to exercise the option at the date of his death.

         8. SHARES ISSUED ON EXERCISE OF OPTION. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

         9. COMMITTEE ADMINISTRATION. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

         10. OPTION AN INCENTIVE STOCK OPTION. It is intended that this option shall be treated as an incentive stock option under Section 422 of the Code.

         11. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Optionee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Agreement.

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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President and to be attested by its Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                STEREOTAXIS, INC.

                                By ________________________________
                                                     Vice President

ATTEST:

___________________________
                  Secretary

                                ___________________________________
                                                           Optionee

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

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                      UNDER
                                STEREOTAXIS, INC.
                     2002 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                  THIS AGREEMENT, made this _ day of________________, 20_, by and between Stereotaxis, Inc. (the "Company"), and _______________ ("Optionee");

                  WITNESSETH THAT:

                  WHEREAS, the Board of Directors of the Company (the "Board of Directors") has adopted the Stereotaxis, Inc. 2002 Non-Employee Directors' Stock Plan (the "Plan") pursuant to which options to purchase____________shares of the common stock of the Company are to be granted to Non-Employee Directors of the Company on each annual meeting of the stockholders; and

                  WHEREAS, there was an annual meeting of the stockholders on _______________, 2002; and

                  WHEREAS, Optionee is a Non-Employee Director and was a Non-Employee Director on such date:

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. GRANT SUBJECT TO PLAN. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph II of the Plan ("Committee") has been appointed by the Board of Directors, to administer the Plan.

                  2. GRANT AND TERMS OF OPTION. Effective as of _________, 200__ ("Date of Grant"), the Company grants to Optionee the option to purchase all or any part of_____________(________) shares of the common stock of the Company, for a period of ten (10) years from the Date of Grant, at the purchase price of $_______per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased prior to the first anniversary of the Date of Grant; that at any time during the term of this option on or after the first anniversary of the Date of Grant, Optionee may purchase up to 100% of the total number of shares to which this option relates. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) Optionee may purchase 100% of the total number of shares to which this option relates. However, in no event may this option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii).

                  3. ANTI-DILUTION PROVISIONS. In the event that, during the term of this Agreement, there is any change in the number or kind of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

                  4. INVESTMENT PURPOSE. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

                  5. NON-TRANSFERABILITY. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

                  6. TERMINATION OF SERVICE. Optionee must exercise the option prior to his termination of service, except that if the service of Optionee terminates on account of (i) disability, (ii) retirement after attaining the age of sixty nine (69), or (iii) resignation from the Board of Directors for reasons of the antitrust laws or the conflict of interest or continued service policies, Optionee may exercise this option, to the extent that he was entitled to exercise it at the date of such termination of service, at any time within thirty (30) days after such termination, but not after ten (10) years from the Date of Grant. For this purposes of this option, Optionee shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended ("Code"), which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall be considered disabled only if he furnishes such proof of disability as the Committee may require.

                  7. DEATH OF OPTIONEE. In the event of the death of Optionee during the term of this Agreement and while he is a Non-Employee Director, this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the Date of Grant.

                  8. SHARES ISSUED ON EXERCISE OF OPTION. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

                  9. COMMITTEE ADMINISTRATION. This Committee, or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

                  10. OPTION NOT AN INCENTIVE STOCK OPTION. This option is not intended as, nor shall it be treated as, an incentive stock option under
Section 422 of the Code.

                  11. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Optionee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President and to be attested by its Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

                                STEREOTAXIS, INC.

                                By ______________________
                                           Vice President

ATTEST:

____________________
           Secretary

                                _________________________
                                                 Optionee

                        NOTICE OF PERFORMANCE SHARE AWARD

TO:

FROM:    ___________ Committee of the Board of Directors ("Committee")

SUBJECT: Stereotaxis, Inc. 2002 Stock Incentive Plan ("Plan")

1. Award. The Committee has awarded to you ______ Performance Shares under the terms of the Plan ("Award"). The Award is subject to all of the terms of the Plan, a copy of which has been delivered to you.

2. Terms. The following are the terms of the Award:

         (a) If you are still employed on ________, 200___, you will earn 100% of the Award provided you comply with the terms of the remainder of this Notice of Award.

         (b) Notwithstanding (a), above, if, during the Period of the Award, the [EARNINGS PER SHARE/AVERAGE VALUE PER SHARE OF COMPANY STOCK/OTHER PERFORMANCE MEASURE] reaches the amount set forth in column (A), you will nevertheless earn the percentage of the Award set forth under column (B) provided you comply with the terms of the remainder of this Notice of Award.

                A                                       B

        If the [PERFORMANCE MEASURE]             The Cumulative
         reaches:                               Percent of Award
                                                Earned shall be:

        _____________ or more                         100%
        _____________                                  85%
        _____________                                  70%
        _____________                                  55%
        _____________                                  40%
        _____________                                  20%
        _____________ Less than                         0%

         (c)      The following additional terms will apply to the Award:

                  (i) No portion of this Award may be earned prior to __________,200__ . Not more than one-third of the total Award may be earned by the end of the Fiscal Year ending___________, 200_ and not more than two-thirds of the total Award may be earned by the end of the Fiscal Year ending__________, 200_. If a greater portion of the Award would have been earned in the applicable period but for the foregoing limitations, the portion in excess of the limitations must be re-earned in a subsequent Fiscal Year.

                  (ii) Once a portion of the Award is earned under subparagraph
(b), you must remain employed with the Company or a subsidiary of the Company until the______________following the end of the Fiscal Year in which that portion of the Award is earned. If you terminate employment prior to such time, you will forfeit that portion of the Award. Provided, however, that if you terminate employment on account of death, or total and permanent disability the foregoing employment requirement shall not apply.

                  (iii) If there is a Change of Control (as hereinafter defined) and you are employed by the Company on the date of the Change of Control, the employment requirement of subparagraph (ii) shall cease to apply to the portion of the Award which is earned and the number of shares representing that portion of the Award which is earned as of the date of the Change of Control shall be paid to you. In addition, the dollar value of the Award which is unearned shall be determined and paid in cash to you at the end of the Fiscal Year in which the Change of Control occurred provided you are still employed on such date, in lieu of all other provisions of this Award. If you are not employed by the Company as of the end of such Fiscal Year, no such payment will be made; provided, however, that if you are involuntarily terminated for reasons other than Cause or if you terminate for Good Reason the remaining unpaid portion shall be paid in full upon such termination of employment.

                           (a) Notwithstanding the foregoing provisions of this
subparagraph (iii), in the event a certified public accounting firm designated by the Committee (the "Accounting Firm") shall determine that any payment, whether paid or payable pursuant to the terms of this Award or otherwise (each such payment hereinafter defined as a "Payment" and all Payments in the aggregate hereinafter defined as the "Aggregate Payment"), would subject you to tax under Section 4999 of the Internal Revenue Code of 1986 ("Code") such Accounting Firm shall determine whether some amount of payments would meet the definition of a "Reduced Amount". If the Accounting Firm determines that there is a Reduced Amount, payments shall be reduced so that the Aggregate Payments shall equal such Reduced Amount. For purposes of this subparagraph, the "Reduced Amount" shall be the largest Aggregate Payment which (a) is less than the sum of all Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if Payments were made without regard to this subsection (a). "Net After Tax Receipt" means the Present Value (defined under Section 280G(d)(4) of the Code) of a Payment net of all taxes imposed on you under Section 1 and 4999 of the Code by applying the highest marginal rate under Section 1 of the Code.

                           (b) As a result of the uncertainty in the application
of Section 4999 of the Code at the time of the initial determination of the Accounting Firm hereunder, it is possible that Payments will be made by the Company which should not have been made (the "Overpayments") or that additional Payments which the Company has not made could have been made (the "Underpayments"), in each case consistent with the calculations of the Accounting Firm. In the event that the Accounting Firm, based either upon (A) the assertion of a deficiency by the Internal Revenue Service against the Company or you which the Accounting Firm believes has a high probability of success or (B) controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to you which you shall repay to the Company together with interest at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by you to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 1 and Section 4999 of the Code or if the period of limitations for assessment of tax has expired. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to you together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

3. Definitions. For purposes of the Award, the following terms shall have the following meanings:

         (a)      [DEFINE PERFORMANCE MEASURE]

         (b)      "Cause" shall mean:

                  (i) The willful and continued failure to perform substantially your duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for such performance is delivered to you by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that you have not substantially performed your duties; or

                  (ii) The willful engaging in (A) illegal conduct (other than minor traffic offenses), or (B) conduct which is in breach of your fiduciary duty to the Company or one of its subsidiaries and which is demonstrably injurious to the Company or one of its subsidiaries, any of their reputations, or any of their business prospects. For purposes of this subparagraph (ii) and subparagraph (i) above, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company or one of its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company or one of its subsidiaries; or

                  (iii) A knowing violation of any federal procurement law or regulation.

                  The cessation of your employment shall not be deemed to be for "Cause" unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of such Board of Directors of the Company (but excluding you if you are a member of such Board) at a meeting of such Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before such Board), finding that, in the good-faith opinion of such Board, you are guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

         (c)      "Change of Control" shall mean:

                           (1) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

                           (2) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

                           (3) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         (d) "Company" shall mean Stereotaxis, Inc., a Delaware corporation.

         (e)      "Company Stock" shall mean common stock of the Company.

         (f)      "Fiscal Year" shall mean the fiscal year of the Company which,
                  as of the date      hereof, is the twelve month period
                  commencing______________and ending_____________.

         (g)      "Good Reason" shall mean:

                  (i) Requiring you to be based at any office or location more than 50 miles from your office or location as of the date of the Change of Control;

                  (ii) The assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the date of the Change of Control or any action by the Company or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an action taken by the Company or one of its subsidiaries, to which you object in writing by notice to the Company within 10 business days after you receive actual notice of such action, which is remedied by the Company or one of its subsidiaries promptly but in any event no later than 5 business days after you provided such notice, or

                  (iii) The reduction in your total compensation and benefits below the level in effect as of the date of the Change of Control.

         (h) Period of the Award" means the period commencing ______, 200__ and ending on __________,200__.

4. Medium of Payment. Payment of the Award shall be made in shares of Company Stock except that the Committee may direct that a portion of the payment shall be withheld or paid in cash to satisfy income tax requirements in respect of such payment.

5. Award Subject to Shareholder Approval of Plan. This Award is subject to approval of the Plan by the shareholders of the Company within twelve (12) months of its adoption. If such approval is not obtained, this Award shall be void and of no force or effect, and no payment of any kind shall be due hereunder.

6. Amendment. The Award may be amended by written consent between the Committee and you.

Executed this_____day of____, 200__

STEREOTAXIS, INC.

By:__________________________                   AGREED TO ACCEPTED:
        Vice President
                                                ________________________

ATTEST:_________________________
             Secretary

                           RESTRICTED STOCK AGREEMENT
                                     UNDER
                  STEREOTAXIS, INC. 2002 STOCK INCENTIVE PLAN

                  THIS AGREEMENT, made as of the______ day of____, 200__, by and between STEREOTAXIS, Inc., a Delaware corporation (hereinafter called the "Company"), and ____________________(hereinafter called the "Executive");

                  WITNESSETH THAT:

                  WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted the Stereotaxis, Inc. 2002 Stock Incentive Plan (the "Plan") pursuant to which options, performance share awards and restricted stock awards covering an aggregate of______________shares of the common stock of the Company may be granted to employees of the Company and its subsidiaries, and certain other individuals;

                  WHEREAS, the Company desires to make a restricted stock award to the Executive for______________________(_____________) shares under the terms hereinafter set forth:

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. AWARD SUBJECT TO PLAN. This award is made under and is expressly subject to, all the terms and provisions of the Plan, a copy of which has been given to Awardee and which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors, and designated by it, as the Committee to make awards of restricted stock.

                  2. TERMS OF AWARD. Pursuant to action of the Committee, which action was taken on _____________________, 200_ ("Date of Award"), the Company awards to the Executive (___________) shares of the Common Stock of the Company, of the par value of $.001 per share; provided, however, that the Shares hereby awarded are nontransferable by the Executive for a period commencing on the Date of Award and ending_____________(_) years after the Date of Award (the "Restriction Period") . During the Restriction Period the nontransferable Shares shall bear a legend indicating their nontransferability. If the Executive terminates employment during the Restriction Period, he shall forfeit the Shares. If at the end of the Restriction Period, the Executive is still employed by the Company and the earnings per share of the Common Stock of the Company has at least reached______________the Shares shall become fully vested and nonforfeitable. If at the end of the Restriction Period the earnings per share of the Common Stock of the Company has not reached_________________, the Shares shall not become vested. However, if at the end of______(_) years after the Date of Award the Executive is still employed the shares shall become fully vested and nonforfeitable. The determination of earnings per share shall be made by the Company's outside independent certified public accountants in according with generally accepted accounting standards, consistently applied.

                  3. COMMITTEE ADMINISTRATION. This award has been made pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this agreement, shall have plenary authority to interpret any provision of this agreement and to make any determinations necessary or advisable for the administration of this agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Executive by the express terms hereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Executive has signed this Agreement to evidence his acceptance of the terms hereof, all as of the date first above written.

                                             STEREOTAXIS, INC.

                                             By:__________________________

                                             Vice President

                                             _____________________________

                                             Executive

Section 3 of the Stereotaxis, Inc. 2002 Stock Incentive Plan was amended on September 25, 2002, to read as follows:

"Subject to adjustment pursuant to Section 12 and to the increase provided for in the last sentence of this Section 3, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 1,700,000, (i) plus up to 4,895,480 shares available under the Stereotaxis, Inc. 1994 Stock Option Plan and (ii) less such number of shares in excess of 300,000 which are issued pursuant to the Stereotaxis, Inc. 2002 Non-Employee Directors' Stock Plan. Shares of Stock may be made available from the authorized but unissued shares of the Company, from shares held in the Company's treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with
Section 9. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Awards. Further, shares tendered to the Company in connection with the exercise of stock options, or withheld by the Company for the payment of tax withholding on any Award, shall also be available for future issuance under Awards; provided, however, that not more than 6,895,480 shares may be used for the grant of Incentive Stock Options. In addition, on January 1, 2003 and on each January 1 thereafter through January 1, 2007 there shall be added to the authorized shares allocated to the Plan the lesser of (i) 3.25% of the total outstanding shares as of each such date, or (ii) 3,000,000 shares which may be used for the grant of Awards."